EXHIBIT 99.1

Ixia Announces Preliminary Second Quarter Results

CALABASAS, CA—July 7, 2011 — Ixia (Nasdaq: XXIA) today reported certain preliminary financial results for the second quarter ended June 30, 2011.

Total revenue for the second quarter of 2011 is expected to be in the range of $67.0 million to $69.0 million, below the company’s previous guidance of $78.0 million to $82.0 million. Second quarter 2011 revenue was impacted by several factors, including lower than expected revenue from Asia Pacific and from certain large equipment makers, as well as orders received late in the quarter that could not be fulfilled in the second quarter. Revenue from Cisco Systems, Ixia’s largest customer, and from service providers was in line with expectations.

On a GAAP basis, Ixia expects to report breakeven net earnings per diluted share to a net loss of $0.01 per diluted share for the second quarter of 2011, compared with the company’s prior guidance of net earnings of $0.08 to $0.12 per diluted share.

Non-GAAP earnings per diluted share for the second quarter of 2011 are expected to be approximately $0.07 to $0.08, as compared with the company’s prior guidance of $0.14 to $0.17 per diluted share. The reconciliation of our expected non-GAAP earnings per diluted share to GAAP earnings (loss) per diluted share may be found in the attached financial tables.

“We are disappointed with our revenue performance this quarter, which was impacted by several factors, including delays and reductions in spending by certain large network equipment makers, a large wireless order received too late in the quarter to ship and soft sales in the Asia Pacific region,” said Atul Bhatnagar, president and CEO of Ixia. “While we expected revenue from Japan to decline sequentially from the record first quarter, we experienced unexpected weakness in other parts of Asia Pacific, such as China and India.

“It is important to note that second quarter sales to our largest customer, Cisco, were strong at approximately $10 million. Additionally, we did see some encouraging trends in the quarter, including an overall book-to-bill ratio in excess of one, and we secured our highest booking quarter to date for our IxCatapult wireless solutions, some of which will be recognized as revenue in future quarters. These indicators give us confidence that we will return to sequential growth in the third quarter although we remain cautious about the overall spending environment.

“We ended the quarter in a strong financial position with over $365 million in cash and investments, and our gross margin and operating expenses were in line with expectations. We recently announced our planned acquisition of Wi-Fi test solution provider, VeriWave, and we continue to launch leading products, such as the 32-port 10GE test load module for converged high-density data center fabrics. We believe that we are well positioned to participate in the current network upgrade cycle, and we look forward to growing Ixia from this point forward through both organic and inorganic means,” continued Bhatnagar.

On July 21, 2011 after the market closes, Ixia will release full financial results for the second quarter and year-to-date six months ended June 30, 2011, and will also host a conference call on that day for analysts and investors to discuss these results and its business outlook for the third quarter of 2011. Open to the public, investors may access the call by dialing (678) 825-8347. A live webcast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s web site (www.ixiacom.com). Following the live webcast, an archived version will be available in the “Investors” section on the Ixia web site for 90 days.

Non-GAAP Information

We have included non-GAAP diluted earnings per share measures in this press release which have not been prepared in accordance with generally accepted accounting principles (“GAAP”). These measures exclude charges for the amortization of acquired intangible assets and stock-based compensation, acquisition and other related costs, and the associated income tax effects of such items, as well as the income tax impacts of the valuation allowance recorded against certain deferred tax assets. Such charges may be difficult to estimate from period to period and are not directly attributable to the underlying performance of our business operations. The non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance and to provide supplemental information to both management and investors that is useful in assessing our core operating performance, in evaluating our ongoing business operations and in comparing our results of operations on a consistent basis from period to period. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included in this press release.

About Ixia

Ixia provides the industry’s most comprehensive converged IP services testing solution — from the wireless edge to the Internet core. Network equipment manufacturers, service providers, enterprises, and government agencies use Ixia’s industry-leading test and simulation platforms to design and validate a broad range of wired, Wi-Fi, and 3G/4G networking equipment and networks. Ixia’s solutions create real-world conditions by emulating a full range of high-scaling networking protocols and generating media-rich application traffic to validate performance, conformance and security of cloud, core, data center, wireless and multiplay networks. For more information, visit www.ixiacom.com.

Safe Harbor Under the Private Securities Litigation Reform Act of 1995:

Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding financial performance and our planned acquisition of VeriWave. In some cases, such forward-looking statements can be identified by terms such as may, will, expect, plan, believe, estimate, predict or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements.

Factors that may cause future results to differ materially from our current expectations include changes in the global economy, competition, consistency of orders from significant customers, our success in developing and producing new products, market acceptance of our products and war, terrorism, political unrest, natural disasters and other circumstances that could, among other consequences, reduce the demand for our products, disrupt our supply chain or impact the delivery of our products. Such factors also include the risk that the conditions to the closing of our acquisition of VeriWave will not be met or that the anticipated benefits of the acquisition will not be realized, as well as the factors identified in our Annual Report on Form 10-K for the year ended December 31, 2010, and in our other filings with the U.S. Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Contacts:

The Blueshirt Group

Investor Relations

Maria Riley

415-217-7722

Or

Tom Miller

Chief Financial Officer

Dir: 818-444-2325

tmiller@ixiacom.com

Reconciliation of GAAP to Non-GAAP diluted earnings (loss) per share – Current Expectations:

	Three months ended June 30, 2011
GAAP diluted earnings (loss) per share	$(0.01)	–	$0.00
Stock-based compensation (1)	0.05	–	0.05
Amortization of acquired intangible assets (2)	0.05	–	0.05
Acquisition and other related (3)	0.01	–	0.01
Income tax effect (4)	(0.03)	–	(0.03)

Non-GAAP diluted earnings per share	$0.07	–	$0.08

Reconciliation of GAAP to Non-GAAP diluted earnings per share – Previous Guidance:

	Three months ended June 30, 2011
GAAP diluted earnings per share	$0.08	–	$0.12
Stock-based compensation (1)	0.05	–	0.05
Amortization of acquired intangible assets (2)	0.05	–	0.05
Income tax effect (4)	(0.03)	–	(0.04)
Convertible senior notes (5)	(0.01)	–	(0.01)

Non-GAAP diluted earnings per share	$0.14	–	$0.17

(1)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(2)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Catapult Communications Corporation and Agilent Technologies’ N2X Data Network Testing Product Line. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.
(3)	This reconciling item represents costs incurred related to our proposed acquisition of VeriWave, including professional fees for legal, accounting and tax services, and other acquisition related expenses. We believe that by excluding acquisition and other related costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(4)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (1), (2) and (3), as well as changes in the valuation allowance relating to the company’s deferred tax assets.
(5)	This adjustment includes the impact of the convertible senior notes as these were expected to be anti-dilutive for the equivalent GAAP earnings per share calculations.